Exhibit 99.1

NEWS RELEASE

EQT Announces Appointment of Gary Gould as Chief Operating Officer

•                  Former Sr. V.P. of Production and Resource Development at Continental Resources

•                  Proven track record in large-scale development

•                  Extensive operational experience including in-basin Appalachia expertise

•                  Ideally suited to drive further cost reductions and support focus on free cash flow

PITTSBURGH (March 7, 2019) — EQT Corporation (NYSE: EQT) today announced the appointment of Gary E. Gould as executive vice president and chief operating officer, effective upon the commencement of his employment with EQT in April 2019.

Mr. Gould has more than three decades of relevant industry experience, including direct experience in the Marcellus basin.  He most recently served as senior vice president, production and resource development at Continental Resources, Inc.  Earlier in his career, he held positions at Chesapeake Energy Corporation, Kinder Morgan, Inc., ConocoPhillips, Burlington Resources, Inc. and Exxon Corporation.

“As evidenced by our strong fourth quarter performance, we are focused on enhancing operations, increasing efficiency and driving accelerated free cash flow growth,” said Rob McNally, EQT’s president and chief executive officer. “We have already implemented cost saving actions that reduced annual cash costs by approximately $150 million and we won’t stop there. With the support and oversight of Gary and our Operating and Capital Efficiency Committee, we expect to realize additional savings over the next five years through the successful execution of the ‘Target 10% Initiative’.”

Mr. McNally continued, “Gary has extensive operating experience in unconventional oil and gas, including work in the Marcellus, and a proven track record of driving operational efficiency and lowering costs to achieve superior results. We are confident that Gary will make invaluable contributions to our success as we transition to manufacturing mode, position EQT as a leading low-cost production company and create both near-and long-term value for our shareholders.  This appointment is another example of our commitment to deliver on our plan to generate significant, sustainable free cash flow for EQT shareholders.”

“EQT is one of the premier natural gas producers in North America, with a strong financial position, dedicated leadership, and a world class asset base,” said Mr. Gould. “I am excited to join EQT’s senior management team and work collaboratively alongside them and our exceptional EQT employees to continue to execute on the strategic plan, enhance operating efficiencies, and drive shareholder value.”

About Gary Gould

Mr. Gould has more than 30 years of experience in the oil and gas industry, including over 20 years working in many of the largest unconventional resource plays in the United States, such as the Marcellus, Barnett, Fayetteville, Bakken, SCOOP and STACK.  Since 2015, Mr. Gould served as senior vice president, production and resource development, of Continental Resources, Inc., where under his leadership Continental has become a best-in-class operator in the Bakken, SCOOP and STACK plays.  Early in his career, Mr. Gould led Burlington Resources’ Cedar Hills team, operating the first field in the United States developed exclusively with horizontal wells.  While at Chesapeake, Mr. Gould led their Marcellus operations in West Virginia and southwestern Pennsylvania.

Mr. Gould holds Master of Science and Bachelor of Science degrees in Petroleum Engineering from the University of Kansas.

About EQT Corporation

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth, and anticipated financial and operational performance of the Company and its subsidiaries. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2018, as updated by any subsequent Form 10-Qs, and those set forth in the other documents the Company files from time to time with the SEC.  Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Analyst Inquiries:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

or

Media Inquiries:

Linda Robertson — Manager, Media Relations

412.553.7827

lrobertson@eqt.com